EXHIBIT 10.19

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR REPAYMENT. AS A RESULT, FOLLOWING ANY REDEMPTION OR REPAYMENT OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH BELOW.

NON-INTEREST BEARING NOTE DUE 2020

Original Principal Amount: $445,000
Issuance Date: March 20, 2017	Salt Lake City, Utah

FOR VALUE RECEIVED, Co-Diagnostics, Inc., a Utah corporation ( “Maker”) promises to pay to or upon the order of Zika Diagnostics, Inc, f/k/a/ Watermark Group, Inc. a Nevada corporation, or its registered assigns or successors-in-interest (the “Holder”) the principal sum of Four Hundred Forty Five Thousand Dollars ($445,000.00), on the Final Maturity Date, in accordance with the terms hereof. This Note is non-interest bearing during the term hereof. Notwithstanding anything contained herein, this Note shall bear interest on the outstanding Principal Amount from and after the occurrence and during the continuance of an Event of Default, at the rate (the “Default Rate”) equal to the lower of twelve percent (12%) per annum or the highest rate permitted by applicable law. Unless otherwise agreed or required by applicable law in the event of default, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to unpaid principal.

All payments of principal of and interest on this Note shall be made in lawful money of the United States of America by immediately available funds to as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. This Note may be prepaid in whole or in part as specifically provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and such extension shall be taken into account in determining the amount of interest accrued on this Note.

The following terms and conditions shall apply to this Note:

- 1 -

1. Definitions.

(a) For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) any one or more of the Makers commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Maker; (b) there is commenced against any of the Makers any such case or proceeding that is not dismissed within 60 days after commencement; (c) any of the Makers is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) any of the Makers suffers any appointment of any trustee, custodian or the like for it or any substantial part of his or her property that is not discharged or stayed within 60 days; (e) any of the Makers makes a general assignment for the benefit of creditors; (f) any of the Makers fails to pay, states that he is unable to pay, or is unable to pay, its debts (excluding those reasonably disputed in good faith by the Maker generally as they become due; or (g) any of the Makers, by any act or failure to act, expressly indicates his consent to, approval of or acquiescence in any of the foregoing or takes any other action for the purpose of effecting any of the foregoing.

“Cash” or “cash”means at any time such coin or currency of the United States of America as shall at such time be legal tender for the payment of public and private debts.

“Event of Default” shall have the meaning provided in Section 4(a).

“Final Maturity Date” means December 31, 2020.

“Force Majeure Event” means an event or circumstance that prevents the Makers from performing their obligations under this Note or that prevents an act or event required hereunder from happening or occurring (including, without limitation, an act of God, war, insurrection, riot, nuclear disaster, labor strike or threat of violence, labor and material shortage, fire, explosion, flood, river freeze-up, breakdown or damage to mines, plant, equipment, or facilities (including a forced outage or an extension of a scheduled outage of equipment or facilities to make repairs to avoid breakdowns thereof or damage thereto), interruption to or slowdown in transportation, railcar shortage, barge shortage, embargo, order, or act of civil or military authority, law, regulation, or administrative ruling, or total or partial interruption of the Makers’ businesses which are due to any enforcement action or other administrative or judicial action arising from an environmental law or regulation), but in any case which is not within the reasonable control of, or the result of the negligence of, the Makers, and which by the exercise of due diligence, the Makers are unable to overcome or avoid or cause to be avoided or are unable in good faith to obtain a substitute acceptable to the Holder therefor.

“Principal Amount” means at any time the sum of (i) the outstanding principal amount of this Note at such time, (ii) all accrued but unpaid Default Interest hereunder to such time, and (iii) any default payments owing at such time to the Holder but not theretofore paid or added to the Principal Amount.

- 2 -

Section 2. Payments of Principal and Interest.

(a) Principal. The Maker shall pay all Principal due and payable on the Final Maturity Date.

(b) Prepayment. The Maker shall be entitled to prepay all or any portion of the outstanding Principal Amount of this Note at any time and in any amount. Any prepayments shall be applied to any remaining portion to the outstanding principal amount.

Section3. Defaults and Remedies.

(a) Events of Default. An “Event of Default” is: (i) a failure to pay any Principal Amount of this Note when due at the Final Maturity Date, (ii) if Maker or any affiliate of Maker is subject to any Bankruptcy Event; or (iii) any material provisions hereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or the Maker or any affiliate of the Maker shall repudiate or deny any portion of its liabilities or obligations thereunder.

(b) Remedies. If an Event of Default occurs and is continuing, the Holder may declare all of the then outstanding Principal Amount of this Note to be due and payable immediately in cash and this Note shall become automatically due and payable without further action or notice, and the Holder may exercise all other rights and remedies available at law or in equity. In any event the Maker shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within one Business Day after such acceleration. The remedies under this Note shall be cumulative.

Section 5. Certain Covenants; General.

(a) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(b) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Makers and Holder.

(c) Assignment, Etc. The Holder may assign or transfer this Note, without the consent of the Maker. The Holder shall notify the Maker of any such assignment or transfer promptly. This Note shall be binding upon the Maker and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(d) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

- 3 -

(e) Governing Law; Jurisdiction.

(i) Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(ii) Jurisdiction. The Maker (i) hereby irrevocably submits to the exclusive jurisdiction of the Third District Court, State of Utah, in Salt Lake City, Utah for the purposes of any suit, action or proceeding arising out of or relating to this Note or the transactions contemplated hereby, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Maker consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Maker at the address on the records of the Holder then in effect and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law. The Maker hereby agrees that if the Holder is the prevailing party in any suit, action or proceeding arising out of or relating to this Note, the Holder shall be entitled to reimbursement for legal fees from the Maker.

(iii) NO JURY TRIAL. The Maker knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

[Signature Page Follows]

- 4 -

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed on the day and in the year first above written.

CO-DIAGNOSTICS, INC.

By:	/s/ Dwight Egan
Dwight H. Egan
President

- 5 -